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                                  EXHIBIT 99.1

                             SUBSCRIPTION AGREEMENT

     This Subscription Agreement is entered into in connection with the offer and sale of up to 400,000 shares of common stock of AmericasBank Corp. to the holders of AmericasBank Corp.'s common stock at the close of business on December 22, 2003 for a purchase price of $2.00 per share.

                                   WITNESSETH:

1. Purchase of Shares. The undersigned agrees to purchase the number of shares of common stock set forth below and tenders the amount required to purchase such number of shares (i) in United States dollars by check or bank draft drawn upon a United States bank or postal, telegraphic or express money order payable to "AmericasBank Corp. - Escrow Account"; or (ii) in United States dollars by wire transfer of immediately available funds to _______________.

2.   Acknowledgments. The undersigned acknowledges and agrees that:

     (a) The undersigned has received a copy of AmericasBank Corp's Prospectus dated _______ __, 2004. By executing this Subscription Agreement, the undersigned acknowledges and agrees to all of the terms and conditions of the rights offering as described in the Prospectus.

     (b) Subscription rights are not transferable.

     (c) Subscriptions are binding on subscribers and may not be revoked by subscribers.

     (d) If I request that the shares of common stock are to be issued in a name other than that which appears on the books of AmericasBank Corp. with respect to the subscription rights granted to me, beneficial ownership of such common stock will not change.

     THE COMMON STOCK DOES NOT REPRESENT A DEPOSIT ACCOUNT OR OTHER OBLIGATION OF AMERICASBANK. THE COMMON STOCK IS NOT AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

     BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE UNDERSIGNED ACKNOWLEDGES THAT THE UNDERSIGNED IS NOT WAIVING ANY RIGHTS HE OR SHE OR IT MAY HAVE UNDER THE FEDERAL SECURITIES LAWS, INCLUDING THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934.

                    Mail Completed Subscription Agreement to

                               AMERICASBANK CORP.
                                  500 York Road
                             Towson, Maryland 21204
                                 (410) 823-0500

Please read carefully the attached "INSTRUCTIONS FOR COMPLETING SUBSCRIPTION AGREEMENT AND EXERCISING SUBSCRIPTION RIGHTS."

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     IN WITNESS WHEREOF, the undersigned has executed this Subscription
Agreement on the date set forth below.

Date:                                                                                      (SEAL)
                                                            Signature of Subscriber

                                                                                           (SEAL)
Name of Entity, if applicable                               Signature of Subscriber

Number of Shares Subscribed for:

                                                            Printed Name(s) of Subscribers

Total Subscription Price: $
($2.00 per Share)                                           Street Address

                                                            City, State and Zip Code

                                                            Social Security No./Tax Identification No.


                                                            Telephone Number and Area Code

Legal Form of Ownership (check one):                        REGISTRATION INFORMATION:
                                                            (if different from above)
[  ]  Individual

[  ]  Joint Tenants with right of survivorship
      (both parties must sign)                              Name(s) of Registered Owner
[  ]  Tenants by the Entireties (husband and wife
      only)
[  ]  Tenants-in-Common (both parties must sign)            Street Address
[  ]  Community Property (one signature required
      if interest held in one name, i.e., managing
      spouse, two signatures required if interest           City, State &  ZIP Code
      held in both names
[  ]  Partnership                                           Social Security No./Tax Identification No.
[  ]  Corporation
[  ]  Limited Liability Company
[  ]  Employee Benefit Plan                                 Telephone Number and Area Code
[  ]  Individual Retirement Account
[  ]  Trust
[  ]  Uniform Gift to Minors
[  ]  Other

                            GUARANTEE OF SIGNATURE(S)

     Your signature must be guaranteed by an Eligible Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, if you wish your shares of common stock to be issued in a name other than that which appears on the books of AmericasBank Corp. with respect to the subscription rights granted to you.

Signature Guaranteed by: _________________________________________________
Eligible Institution

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                                   ACCEPTANCE

     The foregoing subscription is hereby acknowledged and accepted as to _____________ shares.

Date: __________________, ____

                                              AmericasBank Corp.

                                              By:_______________________________
                                                     Authorized Officer

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                    INSTRUCTIONS FOR COMPLETING SUBSCRIPTION
                  AGREEMENT AND EXERCISING SUBSCRIPTION RIGHTS

     1. EXERCISE OF SUBSCRIPTION RIGHTS. To exercise subscription rights and purchase shares of common stock in the rights offering, properly complete and execute your Subscription Agreement and send it, together with payment in full of the subscription price for each share of common stock subscribed, to AmericasBank Corp. Delivery of the Subscription Agreement must be made by mail or by overnight delivery. FACSIMILE DELIVERY OF THE SUBSCRIPTION AGREEMENT WILL NOT CONSTITUTE VALID DELIVERY. All payments must be made (i) in United States dollars by check or bank draft drawn upon a United States bank or postal, telegraphic or express money order payable to "AmericasBank Corp. - Escrow Account"; or (ii) in United States dollars by wire transfer of immediately available funds to ________________.

     2. EXPIRATION DATE. The subscription rights will expire at 5:00 p.m., Eastern Time, on _________ ____, 2004 (the "Expiration Date").

     YOUR SUBSCRIPTION AGREEMENT MUST BE RECEIVED BY AMERICASBANK CORP. ON OR BEFORE THE EXPIRATION DATE. PAYMENT OF THE SUBSCRIPTION PRICE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY AMERICASBANK CORP. ON OR BEFORE THE EXPIRATION DATE. SUBSCRIPTIONS ARE NOT REVOCABLE.

     3. ACCEPTANCE OF PAYMENTS. Payments will be deemed to have been received by AmericasBank Corp. only upon the (i) clearance of any uncertified check, or (ii) receipt by AmericasBank Corp. of any certified check or bank draft drawn upon a United States bank or postal, telegraphic or express money order, or funds transferred through a wire transfer. IF PAYING BY UNCERTIFIED PERSONAL CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, HOLDERS OF SUBSCRIPTION RIGHTS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY SUCH DATE. YOU ARE URGED TO CONSIDER PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER, OR WIRE TRANSFER.

     4. FRACTIONAL SHARES. Fractional shares will not be sold. Shareholders may round any such fraction up to a full share.

     5. CONTACTING US. The address of AmericasBank Corp. is as follows:

                               AMERICASBANK CORP.
                                  500 York Road
                             Towson, Maryland 21204
                                 (410) 823-0500

     6. EFFECT OF OVER- AND UNDERPAYMENTS. If you have not indicated the number of shares being purchased, or if the dollar amount you have forwarded is not sufficient to purchase (or exceeds the amount necessary to purchase) the number of shares subscribed for, you will be deemed to have exercised the maximum number of whole subscription rights which may be exercised for the subscription price payment delivered by you.

     To the extent that the subscription price payment delivered by you exceeds the number of shares to which you are eligible to purchase on the basis of one share of common stock for each two shares owned on December 22, 2003, you will be deemed to have exercised your right to oversubscribe for shares in the

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rights offering. To the extent that not all of the shares offered in the rights offering are sold through the basic subscription privilege, any excess shares will be allocated to you and other shareholder who elect to oversubscribe, subject to our right to reject, in whole or in part, any oversubscriptions. To the extent such excess shares are not sufficient to satisfy all oversubscriptions that we accept, we will allocate the excess shares among those persons oversubscribing. This allocation will be based upon the ratio that the number of shares owned on December 22, 2003 by each oversubscriber that we accept bears to the number of shares owned on December 22, 2003 by all of the oversubscribers that we accept. We will refund with interest any oversubscribed amounts within 10 days following the closing of the rights offering.

     7. DELIVERY OF STOCK CERTIFICATES. Stock certificates will be delivered promptly after the completion of the offerings.

     8. EXECUTION.

     (i) EXECUTION BY REGISTERED HOLDER. The signature on the Subscription Agreement must correspond with the name of the registered holder as it appears on the books of AmericasBank Corp. without any alteration or change whatsoever. Persons who sign the Subscription Agreement in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by AmericasBank Corp. in its sole and absolute discretion, must present to AmericasBank Corp. satisfactory evidence of their authority so to act.

     (ii) EXECUTION BY PERSON OTHER THAN REGISTERED HOLDER. If the Subscription Agreement is executed by a person other than the registered holder as it appears on the books of AmericasBank Corp., proper evidence of authority of the person executing the Subscription Agreement must accompany the same unless AmericasBank Corp., in its discretion, dispenses with proof of authority.

     (iii) SIGNATURE GUARANTEES. Your signature must be guaranteed by an Eligible Institution if you wish your shares of common stock to be issued in a name other than that which appears on the books of AmericasBank Corp.

     9. METHOD OF DELIVERY. The method of delivery of Subscription Agreements and payment of the subscription price to AmericasBank Corp. will be at the election and risk of the subscriber. If sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to AmericasBank Corp. prior to the Expiration Date.

     10. RIGHTS OF AMERICASBANK CORP. All issues with respect to the validity, form and eligibility of the exercise of any rights to purchase rights offering shares will be resolved solely by AmericasBank Corp. AmericasBank Corp., in its sole discretion, may waive any defect or irregularity or permit a defect or irregularity to be corrected within such time as it may determine. AmericasBank Corp. will not deem any subscriptions to have been made until all irregularities have been waived or cured. AmericasBank Corp. will not be under any duty to give notification of defects in any subscription and will not incur any liability for failure to give such notification.

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